                                                                    EXHIBIT 4.15
                                                                    ------------
                          Commonwealth Edison Company
                          ---------------------------

                             Amendment Number One


                                      to


                              Commonwealth Edison
                     Employee Savings and Investment Plan
                     ------------------------------------

          WHEREAS, Commonwealth Edison Company, an Illinois corporation (the "Company"), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of its employees titled "Commonwealth Edison Employee Savings and Investment Plan" (the "Plan") which has been amended and restated effective as of January 1, 1995; and

          WHEREAS, the Plan excludes from participation employees of Cotter Corporation who are not classified as salaried employees and the Company desires to amend the Plan to permit all employees of Cotter Corporation, regardless of classification, to participate in the Plan.

          NOW, THEREFORE, pursuant to the power of amendment contained in
Section 16.1 of the Plan and subject to ratification by the Board of Directors of the Company, the definition of Eligible Employee contained in Article 2 of the Plan is hereby amended by inserting the phrase "for periods prior to June 25, 1995," immediately after the word "(ii)" contained therein.

          IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Amendment Number One to the Commonwealth Edison Employee Savings and Investment Plan to be executed in its name and its corporate seal to be hereunto affixed on this 11th day of July, 1995.


                                            COMMONWEALTH EDISON COMPANY


                                            By:_________________________________

                                            Title:  Chairman

(Corporate Seal)

ATTEST:


_____________________________

Title:  Secretary

                       Amendment to Commonwealth Edison
                     Employee Savings and Investment Plan
                     ------------------------------------

     WHEREAS, Commonwealth Edison Company, an Illinois corporation (Company), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of its employees titled "Commonwealth Edison Employee Savings and Investment Plan" (Plan) which has been amended and restated effective as of January 1, 1995; and

     WHEREAS, the Company desires to amend the Plan in certain respects.

     NOW, THEREFORE, be it

     RESOLVED, that pursuant to the power of amendment contained in Section 16.1 of the Plan, the Plan is hereby amended as of May 22, 1996, as follows:

     1. Article 2 of the Plan is hereby amended by inserting the following new definition after the definition of Valuation Date contained therein:

          (30)  VRU.  The telephonic voice response unit designated by the
                ---
     Committee, which may be used to make certain elections under the Plan. The VRU shall require each Participant, or Beneficiary, as the case may be, to provide such identification data as may, from time to time, be required by the VRU. The Committee shall cause to be kept such records of VRU activity as it shall deem necessary or appropriate, and such records shall constitute valid authorization of the elections made by each Participant and Beneficiary for all purposes of the Plan and applicable Regulations. No written authorization shall be required from a Participant or Beneficiary after an election has been made by calling the VRU.

     2. Section 8.1 of the Plan is hereby amended by deleting the words "in the manner prescribed by the Committee" contained in paragraphs (a), (b), (c) and (d) thereof and inserting in lieu thereof the words "by calling the VRU, or in such other manner as may be prescribed by the Committee,".

     3. Section 8.3(c) of the Plan is hereby amended by deleting the words "in writing" contained in the first sentence thereof and inserting in lieu thereof the words "by calling the VRU, or in such other manner as may be prescribed by the Committee,".

     4.   Section 8.3(d) of the Plan is hereby amended to read as follows:

     No less than 30 days and no more than 90 days before distribution is to be made hereunder, the Committee, or its designee, shall explain to the Participant that he or she may elect either form of distribution set forth in paragraph (c) of this Section 8.3. Such explanation shall include a general description of the eligibility conditions and other material features of the optional forms of distribution provided under the Plan. Notwithstanding the first sentence of this subsection, distribution may commence less than 30 days after the description described above is given, provided that: (i) the Committee, or its designee, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the explanation to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the explanation, affirmatively elects a distribution. The description referred to in this subsection, as well as the explanation of the participant's right to a period of at least 30 days to consider such explanation before electing a distribution, shall be provided to the Participant through the VRU or in such other manner prescribed by the Committee.

     5. Section 8.4 of the Plan is hereby amended (i) by deleting the words "in writing" contained in subparagraph (1) thereof and inserting in lieu thereof the words "by calling the VRU, or in such other manner as may be prescribed by the Committee," (ii) by deleting the words "in writing prior to his or her termination of employment" contained in subparagraph (2) thereof and inserting in lieu thereof the words "by calling the VRU, or in such other manner as may be prescribed by the Committee, which election shall be made at the time prescribed by the Committee," and (iii) by inserting the words "by calling the VRU, or in such other manner as may be prescribed by the Committee," immediately after the words "at any time" contained in subparagraph (3) therein.

                          Commonwealth Edison Company
                              Board of Directors
                              September 12, 1996


                   Amendment Number 3 to Commonwealth Edison
                     Employee Savings and Investment Plan

          WHEREAS, Commonwealth Edison Company, an Illinois corporation (the "Company"), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of its employees titled "Commonwealth Edison Employee Savings and Investment Plan" (the "Plan") which has been amended and restated effective as of January 1, 1995; and

          WHEREAS, the Company desires to amend the Plan in certain respects.

          NOW, THEREFORE, be it

          RESOLVED, that pursuant to the power of amendment contained in Section
16.1 of the Plan, the Plan is hereby amended as follows:

          1.   Effective January 1, 1995, the Plan shall be amended as follows:

          a. Article 2 of the Plan is hereby amended by deleting the word "management" that appears in the first sentence of clause (10) thereof and inserting in lieu thereof the word "salaried".

          b.   Article 2 of the Plan is hereby further amended by deleting item
(iv) of clause (13) thereof and inserting in lieu thereof the following new item
(iv):
          (iv) an Employee engaged by an Employer on a separate contract basis who is not on the payroll of any Employer.

          c. Section 3.1 of the Plan is hereby amended by deleting the words "on the management or executive payroll" that appear in the second sentence contained therein and inserting in lieu thereof the words "a salaried employee".

          d. Section 3.2 of the Plan is hereby amended by deleting the words "on the management or executive payroll" that appear in the penultimate sentence thereof and inserting in lieu thereof the words "a salaried employee".

          e.   Section 4.1(a) of the Plan is hereby amended by deleting clause
(b) of the third paragraph contained therein and inserting in lieu thereof the following new clause (b):

          (b) such Participant shall not again be eligible to elect such contributions until the first payroll period that coincides with or follows the date on which contributions ceased by 12 months;

          f. Section 8.1(a) of the Plan is hereby amended by inserting the following new paragraph at the end thereof:

                    If a Participant receives a hardship withdrawal pursuant to this Section 8.1(a), then, in addition to the cessation of Before-Tax Contributions and After-Tax Contributions required by Section 4.1(a), contributions by the Participant to qualified or nonqualified plans of deferred compensation, including a stock option, stock purchase or similar plan, maintained by an Employer also shall cease beginning with the first payroll period beginning after the date on which the Participant receives such hardship withdrawal and continuing until the first payroll period that coincides with or follows the date on which contributions ceased by 12 months.

          g. Paragraph (e) of Section 8.3 of the Plan is hereby deleted and paragraph (f) of Section 8.3 is redesignated paragraph (e).

          h. Section 8.4 of the Plan is hereby amended (a) by deleting the words "Subject to Section 8.3(e), a" that appear in the first sentence thereof and inserting in lieu thereof the word "A" and (b) by deleting the phrase "within 60 days following the end of the Plan Year in which the Participant attains age 70-1/2" contained in subparagraph (2) thereof and inserting in lieu thereof the phrase "as soon as practicable after the Participant's attainment of age 70-1/2".

          i. Section 8.4 of the Plan is hereby further amended by adding the following new paragraph immediately after paragraph (5) contained therein:

               (6)  Distribution of Rollover Account After Termination Date.  A
                    -------------------------------------------------------
          Participant who has terminated employment or the Beneficiary of such Participant, as the case may be, may elect in writing prior to the time his or her vested account balance is distributed under this
          Section 8.4 to have distribution of the balance of his or her Rollover Account commence at such prior time as the Participant or Beneficiary shall elect, provided that, while any loan to the Participant under
          Section 8.2 remains outstanding, such distribution shall be made only to the extent that the balance of such Participant's vested account balance remaining after such distribution will equal or exceed the balance of all outstanding loans to the Participant.

          j. Section 10.1 of the Plan is hereby amended by deleting the words "on the management or executive payroll" contained therein and inserting in lieu thereof the words "a salaried employee".

          k. Sections 10.2(a) and 10.2(b) of the Plan are hereby amended by deleting the words "on the management or executive payroll" wherever they appear therein and inserting in lieu thereof the words "a salaried employee".

          l. Section 10.5 of the Plan is hereby amended by adding the following new sentence at the beginning thereof:

          A leased employee (within the meaning of section 414(n)(2) of the Code) shall not be eligible to participate in the Plan.

          2. Effective November 13, 1995 for salaried employees and hourly employees of Cotter Corporation, and December 25, 1995 for hourly employees of the Company and Commonwealth Edison Company of Indiana, Inc., the Plan shall be amended as follows:

          a.   Section 4.3 of the Plan is hereby amended to read as follows:

               Section 4.3.  Employer Matching Contributions.  Subject to the
               -----------   -------------------------------
          limitations set forth in Sections 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitations on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code) and except as provided in the following sentence, each Employer shall contribute for each payroll period on behalf of each Participant who is an Employee of such Employer, an amount equal to the sum of (x), (y) and (z), where (x) is 100 percent of Matched Contributions, as hereafter defined, but only to the extent that Matched Contributions do not exceed 2 percent of the Participant's Compensation for the payroll period, (y) is 70 percent of Matched Contributions in excess of 2 percent of the Participant's Compensation but not in excess of 5 percent of the Participant's Compensation for the payroll period, and (z) is 25 percent of Matched Contributions in excess of 5 percent of the Participant's Compensation but not in excess of 6 percent of the Participant's Compensation for the payroll period. Notwithstanding the preceding sentence, no Employer shall make a contribution pursuant to this Section 4.3 on behalf of any Participant who is a "part-time regular employee" as defined in an Agreement dated July 23, 1993 between ComEd and the System Council U-25, I.B.E.W., unless such Participant had in effect on July 23, 1993 an authorization to make contributions under the Plan as then in effect and elected pursuant to such agreement to become a part-time regular employee during the initial staffing period that began July 23, 1993 and ended December 31, 1993.

               For purposes of this Section 4.3, Matched Contributions means the sum of (i) the Before-Tax Contributions made on behalf of the Participant for a payroll period, excluding Before-Tax Contributions made with respect to any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in section 125 of the Code maintained by any Employer, and (ii) the After-Tax Contributions made by the Participant for such payroll period.

               Employer Matching Contributions for any Plan Year shall be delivered to the Trustee at the same time the Before-Tax contributions or After-Tax Contributions to which such Employer Matching Contributions relate are delivered to the Trustee.

          b. Section 8.3(a) of the Plan is hereby amended by deleting the introductory paragraph thereof (up to the colon) and inserting in lieu thereof the following new introductory paragraph:

          If a Participant who is a salaried employee of any Employer or an hourly employee of Cotter Corporation terminates employment on or after November 13, 1995 or if a Participant who is an hourly employee of any Employer other than Cotter Corporation terminates employment on or after December 25, 1995, the Participant, or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of the Participant's accounts, at the time set forth in
          Section 8.4 and in the manner set forth in paragraph (c) of this
          Section 8.3. If a Participant who is a salaried employee of any Employer or an hourly employee of Cotter Corporation terminates employment before November 13,

          1995 or if a Participant who is an hourly employee of any Employer other than Cotter Corporation terminates employment before December 25, 1995, in either case under any of the following circumstances, the Participant, or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of the Participant's accounts, at the time set forth in Section 8.4 and in the manner set forth in paragraph (c) of this Section 8.3:

          3.   Effective January 1, 1996, the Plan shall be amended as follows:

          a. Article 2 of the Plan is hereby amended by deleting the first sentence of clause (10) thereof and inserting in lieu thereof the following new sentence:

          The normal base pay of an Employee from an Employer for personal services rendered, including any salary continuation under a severance benefit plan of an Employer, any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in section 125 of the Code maintained by any Employer, nuclear license premiums for salaried employees and meter readers' bonuses, excluding, however, lump sum payments under a severance arrangement of an Employer, bonuses (other than meter readers' bonuses), overtime pay, shift premiums, fringe benefits, other extraordinary payments, and payments made in a form other than cash; but without reduction on account of the Employee's election to have his or her pay reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code.

          b. The first paragraph of Section 8.2(b) of the Plan is hereby amended by adding the following new sentence at the end of clause (2) of the first paragraph thereof:

          A Participant who (a) was an Employee at the time the Participant received a loan from the Plan, (b) is no longer an Employee and no longer receives compensation from an Employer, but (c) continues to perform services for an Employer, shall consent, either at the time the loan is taken or prior to the date prescribed by the Committee, to have the balance of any loan outstanding at the time the Participant no longer is an Employee repaid in substantially equal installments over the remaining life of the loan. Such installments shall be paid either by check or money order delivered to the Committee.

          c. The second sentence of the second paragraph of Section 8.2(b) of the Plan is hereby amended to read as follows:

          If upon a Participant's termination of employment entitling the Participant to a distribution under Section 8.3 (relating to distributions upon termination of employment), death or retirement, any loan or portion of a loan made to such

          Participant under the Plan, together with the accrued interest thereon, remains unpaid, such unpaid amount may be repaid to the Plan no later than the last day of the calendar quarter following the calendar quarter in which such termination of employment occurred.

          d. Section 8.3(b) of the Plan is hereby amended by deleting the last three sentences contained therein and inserting in lieu thereof the following three new sentences:

          The difference between the balance of the Employer Matching Contributions Account for a Participant who has terminated employment and the amount distributable with respect to such account pursuant to this paragraph shall be segregated from such Account as of the earlier of (i) the date on which the Participant has requested a distribution from the Plan and (ii) as soon as practicable after January 1, 1996 and shall be invested in the investment fund determined by the Committee to provide the least risk of loss of the amount invested until such nonvested amount either shall again be credited to the Participant's Employer Matching Contributions Account pursuant to
          Section 10.3(b) or allocated in the manner prescribed by Section 7.3(e). If such Participant is not rehired by an Employer before the fifth anniversary of the Participant's Termination Date, the portion so segregated from his or her Employer Contribution Account shall become a forfeiture at the end of the Plan Year following the fifth anniversary of the Plan Year in which the Participant terminated employment. The aggregate amount of Participants' forfeitures shall be allocated as described in Section 7.3(e).

          4.   Effective June 1, 1996, the Plan shall be amended as follows:

          a. Section 3.2 of the Plan is hereby amended by adding the following two new sentences at the end thereof:

          Notwithstanding anything contained herein to the contrary, if an Eligible Employee who has satisfied the conditions set forth in
          Section 3.1, regardless of whether such Eligible Employee is a Participant, elects, pursuant to a cafeteria plan described in section 125 of the Code maintained by any Employer, to reduce the Eligible Employee's Compensation by any one-time lump sum preferred coverage bonus paid under such cafeteria plan and have such amount contributed to the Plan, such Eligible Employee shall be deemed to have elected to participate in the Plan with respect to such contribution and shall be treated with respect to such contribution as a Participant for all purposes of the Plan. Any contribution described in the preceding sentence shall be a Before-Tax Contribution and, except as otherwise provided in Section 4.3 (relating to Employer Matching Contributions), shall be treated in the same manner as all other Before-Tax Contributions under the Plan.

          b. Clause (C) of the second sentence of Section 14.2(b) of the Plan is hereby amended to read as follows:

          (C) does not require the commencement of payment of benefits to any alternate payee before the earlier of (I) the date on which the Participant is entitled to a distribution under the Plan and (II) the date the Participant attains age 50, except that the order may require the commencement of payment of benefits as soon as administratively practicable after the date such order is determined by the Committee to be a "qualified domestic relations order";

                          Commonwealth Edison Company
                              Board of Directors
                                     1997


                   Amendment Number 4 to Commonwealth Edison
                     Employee Savings and Investment Plan

          WHEREAS, Commonwealth Edison Company, an Illinois corporation (the "Company"), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of its employees titled "Commonwealth Edison Employee Savings and Investment Plan" (the "Plan"), which has been amended and restated effective as of January 1, 1995; and

          WHEREAS, the Company desires to amend the Plan in certain respects.

          NOW, THEREFORE, be it

          RESOLVED, that pursuant to the power of amendment contained in Section
16.1 of the Plan, the Plan is hereby amended as follows:

          1. Effective January 1, 1995, Article 2 of the Plan is hereby amended by deleting item (iv) of clause (13) thereof and inserting in lieu thereof the following new item (iv):

          an individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual's relationship with the Employer as other than an Employee or otherwise contains a waiver of participation herein, regardless of whether such individual is at any time determined to be an Employee.


          2. Effective December 24, 1995, the last sentence of the first paragraph of Section 4.3 of the Plan is hereby amended to read as follows:

          Notwithstanding the preceding sentence, no Employer shall make a contribution pursuant to this Section 4.3 on behalf of any Participant who is a "part-time regular employee" as defined in an Agreement dated July 23, 1993 between ComEd and the System Council U-25, I.B.E.W. (the "July 23, 1993 Agreement"), unless one of the following applies:

                    (1) the Participant had in effect on July 23, 1993 an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by ComEd to become a part-time regular employee during the initial staffing period that began July 23, 1993 and ended December 31, 1993 (the "Initial Staffing Period");

                    (2) the Participant had in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and chose the Option II Benefits Package as described in the July 23, 1993 Agreement, as amended;

                    (3) the Participant had in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement, without request by ComEd, to become a part-time regular employee during the Initial Staffing Period;

                    (4) the Participant did not have in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by ComEd to become a part-time regular employee during the Initial Staffing Period, provided such Participant has in effect on any date after December 24, 1995 and before February 20, 1996 an authorization to make contributions under the Plan; or

                    (5) the Participant did not have in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and elected other than pursuant to the July 23, 1993 Agreement to become a part-time regular employee during the Initial Staffing Period; provided that such Participant has in effect on any date after December 24, 1995 and before February 20, 1996 an authorization to make contributions under the Plan.

          3. Effective January 1, 1996, Section 8.4 of the Plan is hereby amended (a) by deleting the word "A" that appears in subparagraphs (1) and (3) thereof and inserting in lieu thereof the phrase "Except as provided in subparagraph (7), a" and (b) by adding the following new subparagraph (7) at the end thereof:

               (7)  Distribution in the Case of Leased Employees and Same Desk
                    ----------------------------------------------------------
          Rule. Notwithstanding anything contained herein to the contrary and
          ----
          except as provided below, no distribution shall be made to a Participant who has not attained age 59-1/2 until (i) in the case of a Participant who ceases to be an Employee but continues to perform services as a leased employee (within the meaning of section 414(n)(2) of the Code) for an Employer or an Affiliate, the date the Participant ceases performing such services (ii) in the case of a Participant who ceases to be an Employee but continues to perform services in a capacity other than as a leased employee (within the meaning of section 414(n)(2) of the Code) for an Employer or an Affiliate, the date the Participant ceases performing such services and (iii) in the case of a Participant who ceases to be an Employee as a result of a sale of assets of an Employer or Affiliate (other than a sale of assets described in Treas. Reg. (S)1.401(k)-1(d)(1)(iv)) and, as part of such sale, becomes employed by the purchaser of such assets, the date the Participant is no longer employed by such purchaser. Notwithstanding the preceding sentence, a Participant who ceases to be an Employee under the circumstances described in clause (ii) or (iii) of the preceding sentence shall be entitled as of the date the Participant ceases to be an Employee to receive a distribution from such Participant's After-Tax Contributions Account, Employer Matching Contributions Account and Rollover Account. Further notwithstanding the preceding sentences, if the Employer of a Participant described in the first sentence of this paragraph directly transfers one or all of the accounts of such Participant to another qualified plan maintained by the Participant's new employer, the Participant shall be entitled to a distribution of the transferred accounts in accordance with the terms of the transferee plan. No transfer of any of a Participant's accounts shall be made unless the Participant elects, at the time and in the manner prescribed by the Committee, to have such accounts so transferred and prior to the transfer date, elects to transfer the portion of such accounts invested in the Employer Stock Fund to another investment fund under the Plan.

          4. Effective January 1, 1997, subparagraph (2) of the first paragraph of Section 8.2(b) of the Plan is hereby amended by adding the following new sentences at the end thereof:

          Notwithstanding the preceding sentence, if a Participant takes an authorized unpaid leave of absence from employment with his or her Employer, except as may otherwise be agreed by the Participant and his or her Employer, loan payments shall be suspended for the period of such leave or, if shorter, twelve months from the beginning of such leave. Upon the Participant's return to employment with an Employer or an Affiliate or, if shorter, twelve months from the beginning of the Participant's leave of absence, loan repayments shall resume in an amount that is not less than the amount required under the terms of the original loan. In addition, the Participant's loan shall be fully repaid by the end of the repayment period agreed to by the Committee and the Participant under the original loan.

          5.   Effective October 1, 1997, the Plan is hereby amended as follows:

          a. Subdivision (15) of Article 2 of the Plan is hereby amended by inserting the following sentence after the first sentence contained therein:

          Effective as of September 29, 1997 (the date the collective bargaining agreement between ComEd and Local Union 15 of the International Brotherhood of Electrical Workers ("Local Union 15") was ratified), Local Union 15 shall also be an Employer under the Plan but only with respect to Employees the terms of whose employment are subject to a collective bargaining agreement which provides for participation in this Plan.

          b. Subdivision (15) of Article 2 of the Plan is hereby further amended by deleting the phrase "If any such entity" that appears in the last sentence contained therein and inserting in lieu thereof the phrase "If any entity described in the first or second sentence above".

          c. Section 4.3 of the Plan is hereby amended (i) by inserting the phrase "and the last sentence of the next following paragraph" after the phrase "and except as provided in the following sentence" that appears in the first sentence of the first paragraph contained therein and (ii) by inserting the following new sentence at the end of the second paragraph contained therein:

          Notwithstanding the preceding sentence, in the case of a Participant who is an Employee of Local Union 15, (a) Matched Contributions shall be determined as if the Participant's chosen rate of Before-Tax Contributions and After-Tax Contributions applied to the Compensation that would have been payable to such Participant if the Participant had remained employed by ComEd ("Deemed Compensation") and (b) the amount contributed on behalf of such Participant under the first paragraph of this Section 4.3 shall be determined as though the Participant's Compensation equals his or her Deemed Compensation.

          d. Section 8.2(a) of the Plan is hereby amended by inserting the phrase, "other than a Participant who is an Employee of Local Union 15 and any such Participant's Beneficiary," after the phrase "any Beneficiary who is a party-in-interest" contained in the first sentence therein.

                            FIFTH AMENDMENT TO THE
                              COMMONWEALTH EDISON
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN

     The Commonwealth Edison Employee Savings and Investment Plan, as amended and restated, effective January 1, 1995 and as subsequently amended from time to time (the "Plan"), is hereby amended as follows:


                                       I

     Article 2 of the Plan is amended, effective June 1, 1998, by deleting the first sentence of Clause (10) thereof and inserting in lieu thereof the following new sentence:

     "The normal base pay of an Employee from an Employer for personal services rendered, including any salary continuation under a severance benefit plan of an Employer (but excluding any salary continuation paid under the Unicom Corporation Key Management Severance Plan), any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in Section 125 of the Code maintained by any Employer, nuclear license premiums for management employees and meter readers' bonuses, excluding, however, lump sum payments under a severance arrangement of an Employer, bonuses (other than meter readers' bonuses), overtime pay, shift premiums, fringe benefits, other extraordinary payments and payments made in a form other than cash, but without reduction on account of the Employee's election to have his or her pay reduced pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code."


                                      II

     Section 8.1(f) is amended, effective May 3, 1999, to read as follows:

          "(f)  Distributions in Respect of the Employer Stock Fund.  Each
                ---------------------------------------------------
          Participant, any portion of whose account balance is invested in the Employer Stock Fund in accordance with Section 7.1(b), shall receive from the Plan, a cash dividend distribution equal to the dividends paid in respect of the total number of shares of Unicom Corporation Common Stock represented by the Participant's proportionate share of the Employer Stock Fund as of such date as may be determined from time to time by the Committee on or before each dividend record date; provided, however, that any such dividend payable with respect to a Participant or Beneficiary who is not an employee on the active payroll of an Employer in the amount of $10 or less (or such other de minimus amount established by the Committee in its sole discretion) shall not be distributed but shall be reinvested into the Employer Stock Fund."

                                      III

Except as herein amended, the Plan shall remain in full force and effect.


Executed this __ day of May, 1999.


                                        COMMONWEALTH EDISON COMPANY


                                        By:_______________________________
                                             S. Gary Snodgrass
                                             Senior Vice President

                            SIXTH AMENDMENT TO THE
                              COMMONWEALTH EDISON
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN


     The Commonwealth Edison Employee Savings and Investment Plan, as amended and restated, effective January 1, 1995, and as subsequently amended from time to time (the "Plan"), is hereby further amended, effective April 1, 2000:

                                       I

     Section 4.3 is amended to read as follows:


"Section 4.3.  Employer Matching Contributions.
 ---------------------------------------------

     (a)  Amount of Contributions.  Subject to the limitations set forth in
          -----------------------
          Sections 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitations on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code), and except as otherwise provided below, each Employer shall contribute for each payroll period on behalf of each Participant who is an Employee of such Employer, the amount specified below:

               (1) for each Employer other than Unicom Mechanical Services Inc. or any of its subsidiaries that have adopted the Plan, an amount equal to the sum of (x), (y) and (z), where (x) is 100 percent of Matched Contributions, as defined below, but only to the extent that Matched Contributions do not exceed 2 percent of the Participant's Compensation for the payroll period, (y) is 70 percent of Matched Contributions in excess of 2 percent of the Participant's Compensation but not in excess of 5 percent of the Participant's Compensation for the payroll period, and (z) is 25 percent of Matched Contributions in excess of 5 percent of the Participant's Compensation, but not in excess of 6 percent of the Participant's Compensation for the payroll period; and

               (2) for Unicom Mechanical Services Inc. and each of its subsidiaries that have adopted the Plan, 25 percent of Matched Contributions, but only to the extent that Matched Contributions do not exceed 8 percent of the Participant's Compensation for the payroll period.

       For purposes of this Section 4.3, "Matched Contributions" means the sum of (i) the Before-Tax Contributions made on behalf of the Participant for a payroll period, excluding Before-Tax contributions made with respect to any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in section 125 of the Code maintained by any Employer, and
       (ii) the After-Tax Contributions made by the Participant for such payroll period.

       (b)  Special Part-Time Employees.  Notwithstanding paragraph (a) hereof,
            ---------------------------
       no Employer shall make a contribution pursuant to this Section 4.3 on behalf of any Participant who is a "part-time regular employee" as defined in an Agreement dated July 23, 1993 between ComEd and the System Council U-25, I.B.E.W. (the "July 23, 1993 Agreement"), unless one of the following applies:

            (1) the Participant had in effect on July 23, 1993 an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by ComEd to become a part-time regular employee during the initial staffing period that began July 23, 1993 and ended December 31, 1993 (the "Initial Staffing Period");

            (2) the Participant had in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and chose the Option II Benefits Package as described in the July 23, 1993 Agreement, as amended;

           (3) the Participant did not have in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by ComEd to become a part-time regular employee during the Initial Staffing Period; provided such Participant had in effect on any date after December 24, 1995 and before February 20, 1996 an authorization to make contributions under the Plan; or

           (4) the Participant elected other than pursuant to the July 23, 1993 Agreement to become a part-time regular employee during the Initial Staffing Period; provided that such Participant had in effect on any date after December 24, 1995 and before February 20, 1996 an authorization to make contributions under the Plan.

       (c) Time of Delivery of Contributions.  Employer Matching Contributions
           ---------------------------------
       for any Plan Year shall be delivered to the Trustee at the same time the Before-Tax contributions or After-Tax Contributions to which such Employer Matching Contributions relate are delivered to the Trustee."

                                      II

Except as herein amended, the Plan shall remain in full force and effect.

Executed this ____ day of February, 2000.

COMMONWEALTH EDISON COMPANY


By:_______________________________
        S. Gary Snodgrass
        Sr. Vice President